Exhibit 10.75

Executive Park West I

4718 Gettysburg Road

Mechanicsburg, PA 17055

First Amendment to Lease Agreement

This First Amendment is made as of this 15th day of November, 2016 by and between Old Gettysburg Associates (“Landlord”), and Select Medical Corporation (“Tenant”).

BACKGROUND:

A.            Landlord and Tenant are parties to that certain Office Lease Agreement dated November 1, 2012 with an effective Commencement date of January 1, 2013 thereto, pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, approximately 30,225 rentable square feet of space consisting of the entire third floor, and Suites 101, 102, 103, 104, 201, 202, 203, 204 and 402, in the building located at 4718 Gettysburg Road, Mechanicsburg, Pennsylvania.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

B.            Landlord and Tenant now desire to amend the Lease as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and intending to be legally bound hereby, Landlord and Tenant agree as follows:

Effective on December 1, 2016, the following terms contained in the Basic Lease shall be amended as follows:

1.              Landlord and Tenant hereby agree that Tenant shall add to the Master Lease and occupy an additional 3,839 RSF of space known as Suite 405.

2.              The first month’s rent for this space will commence as of December 1, 2016 and will expire on December 31, 2022.

3.              The rental rate for Suite 405 shall be the same as the rental rate for the Master Lease.

4.              All of the Lease terms and conditions of the existing Master Lease shall be applicable to Suite 405.

All other terms and conditions contained in the Lease and not amended hereby remain in full force and effect.

Landlord and Tenant have caused this First Amendment to be duly executed.

Landlord: OLD GETTYSBURG ASSOCIATES

By:	/s/ John M. Ortenzio
John M. Ortenzio, President, Select Capital Commercial Properties, Inc. as Property Manager

Tenant: SELECT MEDICAL CORPORATION

By:	/s/ Michael E. Tarvin
Name:	Michael E. Tarvin
Title:	Executive Vice President, General Counsel & Secretary